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                                                                      Exhibit 4d

                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT, dated as of August 28, 2001, is by and among IMPERIAL SUGAR COMPANY, a Texas corporation (the "Company"), and the other parties listed on the signature pages hereto (together with their successors and assigns, the "Holders").

         This Agreement is being entered into in connection with the Second Amended and Restated Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Plan"). The Plan provides for, among other things, the issuance of Common Stock (defined below) to the Holders who are Affiliates (defined below) of the Company.

         The parties hereto desire to provide certain registration rights to the Holders with respect to the shares of Common Stock.

         Accordingly, the parties hereto agree as follows:

1.       Definitions

         As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         "Affiliate" means, at any time, a Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" means any shares of common stock, without par value, of the Company now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company which may be issued on or after the date hereof in respect of, or in exchange for, shares of Common Stock pursuant to a merger, consolidation, stock split, reverse stock split, stock dividend, recapitalization of the Company or otherwise.

         "Company" has the meaning set forth in the preamble of this Agreement.

         "Electing Holder" means any Holder of Registrable Shares that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2.1(b) in connection with the Shelf Registration Statement to sell Registrable Shares covered by such Shelf Registration Statement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

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         "Holder Indemnitee" has the meaning set forth in Section 2.5(a) of this
Agreement.

         "Holders" has the meaning set forth in the preamble of this Agreement.

         "Inspectors" has the meaning set forth in Section 2.4 of this Agreement.

         "Notice and Questionnaire" means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A
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hereto.

         "Person" means a corporation, an association, a partnership, limited liability company, an organization, a business, a trust, an individual, or any other entity or organization, including a government or political subdivision or an instrumentality or agency thereof.

         "Plan" has the meaning set forth in the introductory paragraphs of this Agreement.

         "Records" has the meaning set forth in Section 2.4 of this Agreement.

         "Registrable Shares" means (i) the shares of Common Stock issued to a Holder under the Plan or (ii) any Common Stock issued with respect to the Common Stock referred to in clause (i) hereof by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise. As to any particular Registrable Shares, such securities shall cease to be Registrable Shares when
(i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require the registration under the Securities Act, (iv) they may be sold under Rule 144 of the Securities Act or any successor or similar rule or provision, without regard to volume limitations, or (v) they shall have ceased to be outstanding.

         "Registration Expenses" means all expenses incident to the registration and disposition of the Registrable Shares pursuant to Section 2 hereof, including all registration, filing and applicable national securities exchange fees; all fees and expenses of complying with state securities or blue sky laws; all duplicating and printing expenses; the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters; and the reasonable fees and expenses of one outside counsel to the Holders selected by a plurality of all Electing Holders who own an aggregate of not less than 25% of the Registrable Shares covered by the Shelf Registration Statement; provided, however, Registration Expenses shall exclude and the Holders shall pay (i) any underwriting discounts and commissions in respect of the Registrable Shares included in an underwriting and (ii) any brokerage fees and commissions.

         "Requisite Holders" has the meaning set forth in Section 2.3 of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar federal statute.

         "Shelf Registratin Period" has the meaning set forth in Section 2.1(a) of this Agreement.

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         "Shelf Registration Statement" has the meaning set forth in Section
2.1(a) of this Agreement.

         "Suspension Event" means any time the Company reasonably believes an amendment or supplement to the Shelf Registration Statement may be required and reasonably believes that amending or supplementing the Shelf Registration Statement at that time would interfere with a pending, proposed or planned acquisition, disposition, financing, reorganization or other material transaction or event involving the Company or its subsidiaries or otherwise would require the disclosure of material non-public information.

         "Suspension Period" has the meaning set forth in Section 2.1(a) of this Agreement.

2.       Shelf Registration; Registration Under Securities Act

         2.1   Shelf Registration

         (a)   Shelf Registration Period

         Within 30 days following the date of this Agreement, the Company shall use commercially reasonable efforts to file with the Commission, at the Company's expense, a "shelf" registration statement on any appropriate form pursuant to Rule 415 under the Securities Act covering all Registrable Shares requested to be included in the registration by Electing Holders (the "Shelf Registration Statement"). The Company shall use commercially reasonable efforts to have the Shelf Registration Statement initially declared effective within 90 days after the date of this Agreement and to keep the Shelf Registration Statement continuously effective until the earliest of (i) such time as all shares of Registrable Shares have been sold thereunder, (ii) three years following the date on which the Shelf Registration Statement is declared effective, or (iii) such time as all of the Registrable Shares can be sold by the Electing Holders thereof under Rule 144 of the Securities Act or any successor or similar rule or provision without regard to volume limitations (the "Shelf Registration Period"). The Company shall, to the extent necessary, use commercially reasonable efforts to supplement or amend the Shelf Registration Statement to keep the Shelf Registration Statement effective during the Shelf Registration Period. For purposes hereof, "Suspension Period" shall mean a period of time commencing on the date on which the Company provides notice (i) that the prospectus included in the Shelf Registration Statement may no longer comply with the requirements therefor prescribed by Section 10(a) of the Securities Act, (ii) of the happening of any event described in Section 2.2(f)(iii) or (v), or (iii) that there is a Suspension Event, and the Company has elected to require the suspension of the sale by each Holder of Registrable Shares pursuant to the Shelf Registration Statement, and shall end on the date when such Holder either receives copies of the supplemented or amended prospectus contemplated by Section 2.2(c) or such earlier time that such Holder is otherwise advised in writing by the Company that use of the prospectus may be resumed. Each Holder agrees that it will not sell any share of Registrable Shares pursuant to the Shelf Registration Statement during any Suspension Period. The Company will use commercially reasonable efforts to ensure that the aggregate duration of Suspension Periods in any 12-month period does not exceed a total of 90 days. The Shelf Registration Period shall be extended by the number of days from and including the date of the giving of any such notice to and including the date when such Holder shall have received copies of such amended or supplemented prospectus or such earlier time that such Holder is otherwise advised in writing by the Company that the use of the prospectus may be resumed.

         (b)   Electing Holders

         Holders desiring to include Registrable Shares in the Shelf Registration Statement must return a completed Notice and Questionnaire to the Company no later than 30 days after the date of this

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Agreement. No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, the Company shall not be required to take any action to name such Holder as a selling securityholder in the Shelf Registration Statement, and no Holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Shares at any time, unless and until such Holder has returned a completed and signed Notice and Questionnaire to the Company on or before 30 days after the date of this Agreement.

         (c)   Registration Expenses

         The Company shall pay all Registration Expenses incurred in connection with the Shelf Registration Statement, whether or not it becomes effective. Notwithstanding the foregoing, nothing herein shall obligate the Company to incur or pay for fees and disbursements of underwriters, brokers or other selling expenses in connection with a distribution under the Shelf Registration Statement.

         2.2   Registration Procedures

         In connection with the Shelf Registration Statement, the Company shall:

               (a) prior to the effective time of the Shelf Registration Statement, the Company shall furnish drafts of such Shelf Registration Statement (including all exhibits) to the Electing Holders, and prior to filing any amendment or supplement thereto, the Company shall furnish drafts of such documents to each Electing Holder and each underwriter, if any, participating in the offering of the Registrable Shares, and shall use commercially reasonable efforts to take into account, and, if appropriate, reflect in an amendment, comments as such Electing Holders or underwriters and their respective counsel reasonably may propose;

               (b) notify each Electing Holder of the Commission's requests for amending or supplementing the Shelf Registration Statement and the prospectus, and use commercially reasonable efforts to prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and to comply with the provisions of the Securities Act;

               (c) furnish, without charge, to each Electing Holder and each underwriter such number of conformed copies of such Shelf Registration Statement and of each such amendment and supplement thereto, such number of copies of the prospectus contained in such Shelf Registration Statement, in conformity with the requirements of the Securities Act, and such other documents, as such Electing Holders and such underwriters may reasonably request;

               (d) use commercially reasonable efforts to register or qualify all Registrable Shares and other securities covered by such Shelf Registration Statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available and as any Electing Holder or any managing underwriter, if any, shall reasonably request; provided, however, that the Company shall not for any purpose be required to execute a general consent to service of process, subject itself to taxation in any jurisdiction where it does not pay taxes or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

               (e) in connection with any underwritten offering conducted pursuant to Section 2.3, use commercially reasonable efforts to obtain a "cold comfort" or special procedures letter or letters dated as of the date of the closing under the underwriting agreement from the Company's independent public accountants who have audited the financial statements of the Company included in the Shelf Registration

                                       4

Statement, in customary form and covering matters of the type customarily covered by "cold comfort" letters delivered to underwriters in underwritten secondary public offerings of securities;

               (f) promptly notify the Electing Holders and each managing underwriter, if any, participating in the offering of the securities covered by such Shelf Registration Statement (i) when such Shelf Registration Statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Shelf Registration Statement has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to such Shelf Registration Statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and
(v) at any time during the Shelf Registration Period, on discovery that, or on the happening of any event as a result of which, the prospectus included in such Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made; and

               (g) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder.

         If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement or shall initiate any proceedings for that purpose, or any state securities commission or other regulatory authority shall issue an order suspending the qualification of any Registrable Shares for sale under the state securities or blue sky laws of any jurisdiction or shall initiate any proceedings for that purpose, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         The Company may require the Holders selling Registrable Shares covered by such Shelf Registration Statement to furnish the Company such information regarding the Holders and the distribution of the Registrable Shares as the Company may from time to time reasonably request, including, without limitation the Notice and Questionnaire. If a Holder fails to provide such information and the failure by such Holder to furnish such information would prevent or unreasonably delay the Shelf Registration Statement relating to such registration from being declared effective by the Commission, the Company may exclude such Holder's Registrable Shares from such registration.

         The Holders agree that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph Section 2.2(f)(iii) or (v), each of the Holders will discontinue its disposition of Registrable Shares pursuant to the Shelf Registration Statement relating to such Registrable Shares until the Company notifies Holders in writing that they may recommence sales and dispositions under the Shelf Registration Statement and, in the case of Section 2.2(f)(v), Holders receive copies of the supplemented or amended prospectus contemplated by Section 2.2(f)(v) and, if so directed by the Company, Holders will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in its possession, of the prospectus relating to such Registrable Shares current at the time of receipt of such notice.

         2.3   Underwritten Offering

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         Any Electing Holder who desires to do so may sell its Registrable
Shares (in whole or in part) in an underwritten offering under the Shelf Registration Statement; provided that (i) the Electing Holders of at least 25% of the Registrable Shares then covered by the Shelf Registration Statement (the "Requisite Holders") shall request such an offering and (ii) at least such number of such Registrable Shares shall be included in such offering; and provided further that the Company shall not be obligated to cooperate with more than one underwritten offering during the Shelf Registration Period. Upon receipt of such a request, the Company shall provide all Electing Holders of Registrable Shares written notice of the request, which notice shall inform such Electing Holders that they have the opportunity to participate in the offering. The Requisite Holders shall designate the managing underwriter for such underwritten offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. If requested by the underwriters for any such underwritten offering pursuant to the Shelf Registration Statement, the Company shall enter into a customary underwriting agreement with such underwriter or underwriters. No Electing Holder may participate in any underwritten offering contemplated hereby unless (a) such Holder agrees to sell such Holder's Registrable Shares to be included in the underwritten offering in accordance with any approved underwriting arrangements, and (b) such Electing Holder completes and executes all reasonable and customary questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements.

         2.4   Preparation; Reasonable Investigation

         In connection with the preparation and filing of the Shelf Registration Statement, the Company will make reasonably available for inspection by any Electing Holder, by any underwriter participating in any disposition to be effected under the Shelf Registration Statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter (collectively, "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively the "Records") as shall be reasonably necessary to enable them to exercise "due diligence" within the meaning of the Securities Act, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any Inspector in connection with the Shelf Registration Statement, provided, however, that if the Company reasonably determines in good faith that any of such Records or other information are confidential and so notifies the Inspectors in writing, then, unless (A) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in the Shelf Registration Statement or is otherwise required by law or legal process, (B) the release of such Records is required pursuant to a subpoena, court order or regulatory or agency request, or (C) the information in such Records has been made generally available to the public without violation of any confidentiality obligations hereunder, the Company's obligation to make such confidential Records or other information available hereunder shall be subject to the appropriate parties signing confidentiality agreements acceptable to the Company.

         2.5   Indemnification

         (a)   Indemnification by the Company

         The Company agrees that on registration of the Registrable Shares pursuant to Section 2.1 hereof, to the extent permitted by applicable laws, the Company shall, and hereby does, indemnify and hold harmless each Electing Holder, its respective directors, officers, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Electing Holder or any such underwriter within the meaning of the Securities Act (each, a "Holder Indemnitee"), against any losses, claims, damages, or liabilities, joint or several, to which such Holder Indemnitee may become subject under the Securities Act or otherwise,

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insofar as such losses, claims, damages or liabilities, joint or several (or actions or proceedings in respect thereof), arise out of or are based on (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse such Holder Indemnitee for the reasonable legal fees and expenses of one outside counsel and any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case or to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter for use therein, as the case may be, for use in the preparation thereof; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Shares or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Shares to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of Holder or any such director, officer, partner, agent or affiliate or controlling Person and shall survive the transfer of such securities by such Holder.


         (b)   Indemnification by the Holders

         Each Electing Holder including any Registrable Shares in the Shelf Registration Statement, hereby agrees, severally and not jointly, to the extent permitted by applicable laws, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.5(a)) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, and, to the extent requested, each underwriter, with respect to any statement or alleged statement in or omission or alleged omission from such Shelf Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder for use therein; provided, however, that the liability of such indemnifying party under this Section 2.5(b) shall be limited to the amount of net proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such Holder; and provided, further, that such Holder shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Shares or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to any other Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Shares to such other Person if such statement or omission was corrected by such Holder in such final prospectus.

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         (c)   Notices of Claims, Etc.

         Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 2.5, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 2.5. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties and the indemnifying party shall be obligated to pay the fees and expenses of one separate outside counsel (in addition to any local counsel). After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d)   Contribution

         If the indemnification provided for in this Section 2.5 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause
(ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such Shelf Registration Statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.5(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this
Section 2.5(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this subsection (d) are several and not joint and shall be in proportion to the relative value of their respective Registrable Shares covered by such Shelf Registration Statement. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this subsection (d) to the contrary, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the net proceeds received by such party from the sale of the Registrable Shares in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

         (e)   Survival.

         The agreements contained in this Section 2.5 shall survive the sale of the Registrable Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any indemnified party.

         2.6   Limitation on Sale of Securities

         In connection with (1) any underwritten public offering of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, issued by the Company during the Shelf Registration Period and (2) any underwritten offering of Registrable Shares under the Shelf Registration Statement, each of the Holders agrees, if requested by the managing underwriter, not to effect any sale or distribution of, grant any option for the purchase of or otherwise dispose of, including a sale pursuant to Rule 144 of the Securities Act or under the Shelf Registration Statement, (i) any shares of Common Stock (except, if applicable, as part of such underwritten offering), (ii) any securities of the Company similar to any such issue or (iii) any security convertible into or exchangeable or exercisable for any shares of Common Stock or similar issue of the Company during the 15 days prior to commencement of the underwritten offering, as reasonably determined by the Company, and during the 90-day period (or such other period as may be reasonably requested by the underwriter of such offering) after the date of the final prospectus for such underwriting offering. The Shelf Registration Period shall be extended by the number of days during which the Holders are subject to any trading restriction pursuant to this Section 2.6.

         2.7   No Required Sale

         Nothing in this Agreement shall be deemed to create an independent obligation on the part of any of the Holders to sell any Registrable Shares pursuant to any effective Shelf Registration Statement.

         2.8   Notice of Proposed Sale

         Other than in connection with an underwritten offering under the Shelf Registration Statement, each Electing Holder intending to sell any Registrable Shares under the Shelf Registration Statement agrees to provide the Company with written notice of such intent substantially in the form of Exhibit B to this Agreement at least four business days prior to the proposed sale date. Such Holder understands that no sale can be consummated until the fourth Business Day following the date it delivers the notice to the Company. In the event the Company notifies such Holder of a Suspension Event before the fourth business day following the date such Holder delivers the notice to the Company, Holder will not consummate the sale until the Company notifies such Holder in writing of the end of the Suspension Period.



         2.9   Listing Requirements

         The Company shall use commercially reasonable efforts to cause all Registrable Securities covered by the Shelf Registration Statement to be listed on each securities exchange or automated quotation system on which any shares of Common Stock are listed.

3.       Rule 144

         The Company shall take commercially reasonable actions necessary to enable holders of Registrable Shares to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any Holder, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

4.       Amendments

         This Agreement may not be modified or amended, except pursuant to the written consent of the Holders of not less than 50% of the Registrable Shares and the Company.

5.       Waivers

         The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in a writing signed by the party entitled to enforce such term and against which such waiver is to be asserted; provided, however, that a writing signed by the Holders of a majority of the then outstanding Registrable Shares shall operate as an effective waiver signed by and binding upon each Holder of Registrable Shares. No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No delay in exercising any rights hereunder shall operate as a waiver of any rights of the Company or any Holder.

6.       Adjustments

         In the event of any change in the capitalization of the Company as a result of any stock split, stock dividend, reverse split, combination, recapitalization, merger, consolidation, or otherwise, applicable provisions of this Agreement shall be appropriately adjusted.

7.       Notice

         All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

               (a) If to any Holder, the address of such Holder set forth on the signature page hereto;



               (b)   If to the Company, to it at:

                     Imperial Sugar Company
                     8016 Highway 90A
                     P.O. Box 9
                     Sugar Land, Texas 77487
                     Attn: William F. Schwer
                     Executive Vice President and General Counsel ax: (281) 490-9881

8.       Termination

         Except as set forth in Section 2.5(e) above, this Agreement shall terminate and be of no further force or effect on the earlier of (i) the first date on which there are no Registrable Shares subject to this Agreement or (ii) as to each Holder, upon the first day or which all of such Holder's Registrable Shares may be sold under Rule 144 of the Securities Act or any successor or similar rule or provision then in effect, without regard to volume limitations; provided, however, that notwithstanding the time periods set forth in this
Section 8, with respect to each Holder referred to in clause (ii), the Company shall continue to comply with its obligations under Section 3 until the disposition by such Holder of all of its Registrable Shares pursuant to Rule 144 or otherwise.

9.       Assignment

         This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. No Holder may assign this Agreement or its rights hereunder except to a transferee of all of such Holder's Registrable Shares under a written agreement reasonably satisfactory to the Company whereby the assignee agrees to assume all of the obligations of such Holder hereunder and to be bound by all of the terms, conditions and restrictions set forth in this Agreement; provided, that if the assigning Holder is an Electing Holder, such assignee shall have delivered to the Company the Notice and Questionnaire before any assignment hereunder may be effected.

10.      Remedies

         The parties hereto agree that money damages or any other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

11.      No Inconsistent Agreements

         The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.



12.      Headings

         Headings of the sections and paragraphs of this Agreement are for convenience only and shall be given no substantive or interpretive effect whatsoever.

13.      Governing Law

         This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas, without giving effect to the conflicts of law principles thereof.

14.      Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

15.      Invalidity of Provision

         The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

16.      Further Assurances

         Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

17.      Entire Agreement; Effectiveness

         This Agreement and the other writings referred to herein or delivered in connection herewith contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written:


                              COMPANY:
                              --------

                              IMPERIAL SUGAR COMPANY



                              By: /s/ William F. Schwer
                                  ---------------------
                              Name:   William F. Schwer
                              Title:  Executive Vice President


                              HOLDERS:
                              --------

                              LEHMAN BROTHERS, INC.

                              By: /s/ James P. Seery
                                  ------------------
                              Name:   James P. Seery, Jr.
                              Title:  Senior Vice-President

                                       Address:  200 Vesey Street, 11th Floor
                                                 New York, New York 10285
                                                 Attention: James P. Seery, Jr.

                                                                       Exhibit A
                                                                       ---------

                        Notice of Registration Statement
                                       and
                      Selling Securityholder Questionnaire
                      ------------------------------------

                             ________________, 2001


         Reference is hereby made to the Registration Rights Agreement (the "Registration Rights Agreement") among Imperial Sugar Company (the "Company") and the Holders named therein. Pursuant to the Registration Rights Agreement, the Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the shares of the Company's common stock, without par value (the "Common Stock"). A copy of the Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

         Each beneficial owner of Registrable Shares (as defined below) is entitled to have the Registrable Shares beneficially owned by it included in the Shelf Registration Statement. In order to have Registrable Shares included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire ("Notice and Questionnaire") must be completed, executed and delivered to the Company's counsel at the address set forth herein for receipt ON OR BEFORE 30 DAYS AFTER THE DATE OF THE REGISTRATION
                         -------------------------------------------------------
RIGHTS AGREEMENT. Beneficial owners of Registrable Shares who do not complete,
----------------
execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the prospectus forming a part thereof for resales of Registrable Shares.

         Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related prospectus. Accordingly, holders and beneficial owners of Registrable Shares are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related prospectus.

                                      A-2

                                    ELECTION

         The undersigned holder (the "Selling Securityholder") of Registrable Shares hereby elects to include in the Shelf Registration Statement the Registrable Shares beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Shares by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement, including, without limitation, Section 2.5 of the Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

         Upon any sale of Registrable Shares pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company the Notice of Transfer set forth as Exhibit B to the Registration Rights Agreement.

         The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

                                      A-3

                                  QUESTIONNAIRE

(1)  (a)Full Legal Name of Selling Securityholder:

         _______________________________________________________________________

     (b)Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Shares Listed in Item (3) below:

         _______________________________________________________________________

     (c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Shares Listed in Item (3) below are
Held:
         _______________________________________________________________________

(2)      Address for Notices to Selling Securityholder:

                                _____________________________
                                _____________________________
                                _____________________________
         Telephone:             _____________________________
         Fax:                   _____________________________
         Contact Person:        _____________________________


(3)      Beneficial Ownership of Securities:

         Except as set forth below in this Item (3), the undersigned does not beneficially own any shares of Common Stock.



     (a) Number of Registrable Shares (as defined in the Registration Rights Agreement) beneficially owned: ____________________

     (b) Number of shares of Common Stock other than Registrable Shares beneficially owned: _________

     (c) Number of Registrable Shares which the undersigned wishes to be included in the Shelf Registration Statement:_____________________________

(4)  Beneficial Ownership of Other Securities of the Company:

         Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any shares of Common Stock or any other securities of the Company, other than the Securities and shares of Common Stock listed above in Item (3).

         State any exceptions here:

                                      A-4

(5)        Relationships with the Company:

           Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

           State any exceptions here:



(6)      Plan of Distribution:

           Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Shares listed above in Item (3) only as follows (if at all): Such Registrable Shares may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale,
(ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Shares or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Shares in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Shares short and deliver Registrable Shares to close out such short positions, or loan or pledge Registrable Shares to broker-dealers that in turn may sell such securities.

           State any exceptions here:




           Note: Except as otherwise provided in the Registration Rights Agreement, in no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Shares without the prior agreement of the Company.

           By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

           In the event that the Selling Securityholder transfers all or any portion of the Registrable Shares listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

                                      A-5

         By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.

         In accordance with the Selling Securityholder's obligation under Sections 2.1(b) and 2.2 of the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:



         To the Company:


                     Imperial Sugar Company
                     8016 Highway 90A,
                     P. O. Box 9
                     Sugar Land, Texas 77487
                     Attention:  William F. Schwer
                     Executive Vice President and General Counsel
                     Fax: (281) 490-9881

         Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company's counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Shares beneficially owned by such Selling Securityholder and listed in Item (3) above). This Agreement shall be governed in all respects by the laws of the State of Texas.

                                      A-6

         IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:  ___________________

                                         _______________________________________

                                         Selling Securityholder
                                         (Print/type full legal name of
                                         beneficial owner of Registrable Shares)

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE 30 DAYS AFTER THE DATE OF THE REGISTRATION RIGHTS AGREEMENT TO THE COMPANY'S COUNSEL AT:

                             Imperial Sugar Company
                             8016 Highway 90A
                             P. O. Box 9
                             Sugar Land, Texas 77487
                             Attention: William F. Schwer
                             Executive Vice President and General Counsel
                             Fax: (281) 490-9881


                                      A-7

                                                                       Exhibit B
                                                                       ---------

         NOTICE OF PROPOSED TRANSFER PURSUANT TO REGISTRATION STATEMENT

Bank of New York

__________________________
__________________________
__________________________
Attention: _______________

Imperial Sugar Company
8016 Highway 90A
P. O. Box 9
Sugar Land, Texas 77487
Attention: William F. Schwer
Executive Vice President and General Counsel
FAX (281) 490-9881

         Re:   Imperial Sugar Company (the "Company") shares of Common Stock, without par value (the "Shares")

Dear Sirs:

         Please be advised that ____________________ proposes to transfer ___________ Shares pursuant to an effective Registration Statement (File No. 333-____) filed by the Company.

         We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, will be satisfied and that the above-named beneficial owner of the Shares is named as a "Selling Holder" in the prospectus dated [date], or in supplements thereto, and that the number of Shares transferred are the number of Shares listed in such prospectus opposite such owner's name.

Dated: _________________

                                                     Very truly yours,

                                                     __________________________

                                                     (Name)


                                                     By: ______________________
                                                         (Authorized Signature)


                                      B-1